UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Yelp Inc. (the “Company”), pursuant to the authority delegated to it by the Board, approved compensation arrangements for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (collectively, the “Executive Officers”)).
Base Salaries
The Compensation Committee approved annual base salaries for each of the Executive Officers as set forth in the table below, to be effective from January 1, 2019. The Compensation Committee determined not to make a change at this time to the annual base salary of Jeremy Stoppelman, the Company’s Chief Executive Officer.

Executive Officer	Title	2019 Annual Base Salary
Jeremy Stoppelman	Chief Executive Officer	$1.00
Joseph R. (“Jed”) Nachman	Chief Operating Officer	$350,000.00
Charles (“Lanny”) Baker	Chief Financial Officer	$350,000.00
Laurence Wilson	Chief Administrative Officer & General Counsel	$350,000.00
Alan Ramsay	Chief Accounting Officer	$330,000.00
Performance-Based Awards
The Compensation Committee approved the grant of performance-based restricted stock units covering shares of the Company’s common stock (“Performance Awards”) to the Executive Officers. The grant date of the Performance Awards will be February 7, 2019 and the number of shares of the Company’s common stock subject to the Performance Awards will be determined as follows: (a) the dollar value of each Performance Award as set forth in the table below, divided by (b) the closing price of the Company’s common stock as quoted on the New York Stock Exchange on the grant date (the “Grant Date Closing Price”), (c) rounded up to the nearest whole share. The Performance Awards will be granted pursuant to, and in accordance with, the terms and conditions of the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), as well as a Performance Award Agreement and Grant Notice, the forms of which will be approved at a later date.
The Performance Awards are subject to both a performance goal and a time-based vesting schedule. The shares underlying each Performance Award will be eligible to vest only if the average closing price of the Company’s common stock equals or exceeds 125% of the Grant Date Closing Price over any 60-trading day period during the four years following the Grant Date (the “Performance Goal”). If the Performance Goal is met, the shares underlying each Performance Award will vest quarterly over four years from the grant date, subject to the applicable Executive Officer’s continued services as of each such vesting date (the “Time-Based Vesting Schedule”).
Any shares subject to the Performance Awards that have met the Time-Based Vesting Schedule at the time the Performance Goal is achieved will fully vest as of such date, provided that the applicable Executive Officer is providing services to the Company at such time. Thereafter, any remaining unvested shares subject to the Performance Awards will continue vesting solely according to the Time-Based Vesting Schedule, subject to the continuous service requirement.

Executive Officer	Performance Awards
Mr. Stoppelman	$1,625,000.00
Mr. Nachman	$750,000.00
Mr. Baker	$750,000.00
Mr. Wilson	$500,000.00
Mr. Ramsay	$237,500.00

Equity Awards
The Compensation Committee also approved the grant of (a) options to purchase shares of the Company’s common stock (the “Options”) and (b) restricted stock units covering shares of the Company’s common stock (the “RSUs,” and together with the Options, the “Equity Awards”) to the Executive Officers. The grant date of the Equity Awards will be February 7, 2019.
The number of shares of the Company’s common stock subject to each Option will be determined as follows: (a) the dollar value of each Option as set forth in the table below, divided by (b) the fair value of an option on the grant date using the Black-Scholes-Merton option valuation model, (c) rounded up to the nearest multiple of 50. The number of shares of the Company’s common stock subject to each RSU will be determined by dividing the dollar value of each RSU as set forth in the table below by the Grant Date Closing Price, rounded up to the nearest whole share.
The Equity Awards will be granted pursuant to, and in accordance with, the terms and conditions of the Plan, the forms of Option Agreement and Grant Notice (together, the “Option Agreements”) and forms of RSU Agreement and Grant Notice (together, the “RSU Agreements”) previously filed with the Securities and Exchange Commission. Each option will have an exercise price equal to the Grant Date Closing Price, which represents the fair market value of the Company’s common stock on the grant date as determined under the terms of the Plan. Each Option will have a term of 10 years from the date of grant.

Executive Officer	Options(1)	RSUs(2)
Mr. Stoppelman	$4,875,000.00	—
Mr. Nachman	$1,500,000.00	$750,000.00
Mr. Baker	$1,500,000.00	$750,000.00
Mr. Wilson	$1,000,000.00	$500,000.00
Mr. Ramsay	$475,000.00	$237,500.00

(1)
The shares underlying this Option will vest in equal monthly installments over four years from the grant date, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

(2)
The shares subject to this RSU will vest in equal quarterly installments over four years from the grant date, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

Clawback Policy
On January 18, 2019, following the recommendation of the Compensation Committee, the Board adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”), a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The Clawback Policy requires the Company to seek to recover certain incentive compensation from a current or former officer of the Company who is (or was at the relevant time) subject to Section 16 of the Securities Exchange Act of 1934, as amended (an “Affected Officer”), if: (a) the Company is required to prepare an accounting restatement for any fiscal period commencing after the adoption of the Clawback Policy due to material non-compliance with any financial reporting requirement and (b) it is determined that fraud, gross negligence or intentional misconduct by such Affected Officer contributed to the non-compliance underlying the restatement.
Compensation is subject to recoupment under the Clawback Policy if it was granted, earned or vested based, in whole or part, on the attainment of a financial reporting measure and was received by the Affected Officer during the three fiscal years preceding the date on which the Company is required to prepare the accounting restatement, as follows:

•
with respect to cash bonuses, the Company may seek to recoup up to the full amount of the difference between the compensation received by the Affected Officer and the amount the Affected Officer would have received based on the Company’s restated results;

•
with respect to equity incentive awards, the Company may seek to recoup up to the full amount of any such award that was determined based on the financial statements that were subsequently restated; and

•
if, after the release of earnings for any period with respect to which financial statements were subsequently restated and prior to the announcement of such restatement, an Affected Officer sells shares acquired pursuant to an option or other award granted after the adoption of the Clawback Policy, the Company may seek to recoup the difference between (x) the actual aggregate proceeds from the sale and (y) the aggregate proceeds the Affected Officer would have received if the sale had been at a price per share reflecting the restated results, as determined in the discretion of the Board (provided that the aggregate sale proceeds determined by the Board may not be less than the aggregate exercise price paid for the shares).
When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company will review and may revise the Clawback Policy to the extent required to comply with such rules.
The foregoing is only a brief description of the material terms of the Performance Awards, Options, RSUs and Clawback Policy, does not purport to be complete and is qualified in its entirety by reference to the Plan, Option Agreements, RSU Agreements and Clawback Policy. In addition, the Company expects to file the form of Performance Award Agreement and Grant Notice with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Yelp Inc. Policy for Recoupment of Incentive Compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019	YELP INC.
	By:	/s/ Laurence Wilson
Laurence Wilson
Chief Administrative Officer & General Counsel